THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR THE RULES AND REGULATIONS THEREUNDER.


                                 WARRANT TO PURCHASE

                                      SHARES OF

                                    FAROUDJA, INC.

                                     COMMON STOCK


    Faroudja, Inc., a Delaware corporation (the "Company") hereby issues to Yves Faroudja (the "Holder") this Warrant to purchase from the Company, at any time or from time to time on or before the fifth anniversary of the date of this Warrant (or any earlier date specified by the Company in a written notice given by the Company to the Holder), for an exercise price (the "Exercise Price") equal to $7.50 per share, 100,000 shares of common stock of the Company (the "Shares").

    This Warrant is subject to the following terms and conditions:

    1. VESTING. This Warrant shall be vested and exercisable, cumulatively, only in accordance with the terms and conditions herein, as to one-thirty sixth (1/36) of the Shares for each full month after the date of this Warrant provided that during such vesting period Holder is then either (i) employed by the Company (as a full or part-time employee), or (ii) acting as a member of the Board of Directors of the Company.

    2. EXERCISE. The rights represented by this Warrant may be exercised, at any time or from time to time in whole or in part to the extent then exercisable, by (a) the surrender of this Warrant, along with the purchase form attached as exhibit A-1 (the "Purchase Form"), properly executed, to the address of the Company set forth in section 8.2 (or such other address as the Company may designate by notice in writing to the Holder at its address set forth in section 8.2) and (b) the payment to the Company of the Exercise Price by check, payable to the order of the Company, for the number of shares specified in the Purchase Form, together with any applicable stock transfer taxes. A certificate representing the shares so purchased and, in the event of an exercise of fewer than all the rights then exercisable which are represented by this Warrant, a new warrant in the form of this Warrant issued in the name of the Holder or its designee(s) and representing a new warrant, on the same terms, conditions and vesting schedule as this Warrant, to purchase a number of shares equal to the number of shares as to which this Warrant was theretofore exercisable less the number of shares as to which this Warrant shall theretofore have been exercised, shall be delivered to the Holder or such designee(s) as promptly as practicable, but in no event later than three business days, after this Warrant shall have been so exercised.

    3. ADJUSTMENT OF THE NUMBER OF SHARES. If the Company shall (a) pay a dividend in common stock or make a distribution in common stock, (b) subdivide its outstanding common stock, (c) combine its outstanding common stock into a smaller number of shares of common stock or (d) issue by reclassification of its common stock, spin-off, split-up, recapitalization, merger, consolidation or any similar corporate event or arrangement other securities of the Company, the kind and number of shares of common stock purchasable upon exercise of this Warrant shall be adjusted immediately prior to the exercise of this Warrant so that the Holder shall be entitled to receive the kind and number of shares or other securities of the Company to which the Holder would have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event or the record date with respect to such event.

    4. RESERVATION OF SHARES. From and after the date of this Warrant, the Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant a number of its authorized but unissued shares of common stock sufficient to permit the exercise in full of this Warrant.

    5. EXERCISE; NON-TRANSFER OF WARRANT. This Warrant may be exercised by Holder at any time during the term hereof, or from time to time, subject to the vesting provisions hereof. This Warrant may not be transferred by Holder, in whole or in part, to any entity, entities, person or persons other than in the event of the death of the Holder by will or by the laws of descent and distribution.

    6. PAYMENT OF TAXES. The Company shall cause all shares of common stock issued upon the exercise of this Warrant to be validly issued, fully paid and nonassessable and not subject to preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of the shares of common stock upon exercise of this Warrant, unless such tax or charge is imposed by law upon the Holder.

    7.   PIGGYBACK REGISTRATION.

         7.1 INCLUSION IN REGISTRATION. If at any time after the date of this Warrant until the expiration of this Warrant, the Company proposes to register any of its shares of common stock under the Securities Act of 1933 (including a registration on Form S-8 but excluding a registration on Form S-4 or comparable registration statement), it will promptly give notice to the Holder of its intention to do so. If the Holder notifies the Company within twenty (20) days after receipt of any such notice of its desire to include any Warrant Shares (as defined in section 7.3) in such proposed registration, the Company shall afford the Holder the opportunity to have such Warrant Shares registered under such registration statement.

    Notwithstanding anything in this section 7 to the contrary, the Company shall have the right at any time after it shall have given any notice pursuant to this section 7 (irrespective of whether a written request for inclusion of any Warrant Shares shall have been made), to elect to postpone or not to file such proposed registration statement or to withdraw the same after filing but prior to the effective date thereof.

         7.2 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares being sold by the Company, the Company shall not be required under this section 7 to include any Warrant Shares in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total number of shares, including the Warrant Shares, requested by shareholders, including the Holder, to be included in the offering exceeds the number of shares sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the number of selling shareholders' shares that may be included in the offering shall be apportioned pro rata among the selling shareholders according to the total number of shares entitled to be included in the offering owned by each selling shareholder or in such other proportions as shall mutually be agreed to by the selling shareholders.

         7.3 DEFINITION. As used in this section 7, the term "Warrant Shares" means shares of common stock of the Company issued or issuable upon the exercise of this Warrant to the extent then exercisable.

    8.   MISCELLANEOUS.

         8.1 SECURITIES ACT RESTRICTIONS. The Holder acknowledges that this Warrant and/or the Warrant Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933 (the "Act") or an applicable exemption from the registration requirements of the Act and, accordingly, this Warrant and all certificates representing the common stock and any other securities issuable upon the exercise of this Warrant shall bear a legend in the form set forth on the top of page one of this Warrant.

         8.2 NOTICES. All notices and other communications under this agreement shall be in writing and may be given by any of the following methods:
(a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service. Notices shall be sent to the appropriate party at its, his or her address or facsimile number given below (or at such other address or facsimile number for that party as shall be specified by notice given under this section 8.2):

         if to the Holder, to him at:

              Yves Faroudja
              c/o Faroudja, Inc.
              750 Palomar Avenue
              Sunnyvale, California 94086
              Fax:  (408) 735-8571

         with a copy to:

              Coudert Brothers
              4 Embarcadero Center, Suite 3300
              San Francisco, CA  94111
              Attention:  Greg L. Pickrell, Esq.
              Fax:  (415) 986-0320

         if to the Company, to it at:

              Faroudja, Inc.
              750 Palomar Avenue
              Sunnyvale, California 94086
              Attention:  Michael Hoberg, CFO
              Fax:  (408) 735-8571

         with a copy to:

              Buchalter, Nemer, Fields & Younger
              601 South Figueroa Street, Suite 2400
              Los Angeles, California 90017
              Attention:  Mark A. Bonenfant, Esq.
              Fax:  (213) 896-0400

All such notices and communications shall be deemed received upon (a) actual receipt by the addressee, (b) actual delivery to the appropriate address or
(c) in the case of a facsimile transmission, upon transmission by the sender and issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

         8.3 AMENDMENT. This Warrant may be modified or amended or the provisions of this Warrant may be waived only with the written consent of the Company and the Holder.

         8.4 GOVERNING LAW. This Warrant shall be governed by the law of the state of Delaware, without regard to the provisions thereof relating to conflicts of laws.

January 20, 1997


                                    FAROUDJA, INC.


                                    By:   /s/ Michael Moone
                                       -----------------------------------
                                      Michael Moone,
                                      President and CEO

                                     EXHIBIT A-1

                                    PURCHASE FORM

                    [To be executed only upon exercise of warrant]

    The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ________________ shares of common stock of Faroudja, Inc. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of common stock hereby purchased be issued in the name of and delivered to _________________________________ whose address is __
_____________________________ and, if such shares of common stock shall not include all of the shares of common stock issuable as provided in this Warrant, that a new warrant of like tenor and date for the balance of the shares of common stock issuable hereunder be delivered to the undersigned.

    Dated:
           ------------------------


                             -------------------------------------------------
                             (Name of Registered Owner)

                             -------------------------------------------------
                             (Signature of Registered Owner)

                             -------------------------------------------------
                             (Street Address)

                             -------------------------------------------------
                             (City)           (State)       (Zip Code)

                                     EXHIBIT A-2

                                   ASSIGNMENT FORM


    FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers to the assignee named below all of the rights of the undersigned under this Warrant with respect to the number of shares of common stock set forth below:

                                                                   No. of shares
Name and Address of Assignee                                       Common Stock
----------------------------                                       ------------



and does hereby irrevocably constitute and appoint ____________________________ attorney-in-fact to register such transfer on the books of Faroudja, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:                            Print Name:
     ------------------                      ---------------------------------

                                  Signature:
                                             ---------------------------------

                                  Witness:
                                           -----------------------------------